                                                                    EXHIBIT 10.1

                   PUBLIC OFFERING AND SEPARATION AGREEMENT

          THIS AGREEMENT is made and entered into this __ day of March, 1998, between Torchmark Corporation, a Delaware corporation ("Torchmark"), and Waddell & Reed Financial, Inc., a Delaware corporation which as of the date hereof is an indirect wholly owned subsidiary of Torchmark (the "Company").

          WHEREAS, Torchmark and the Company have determined that it is desirable, on the terms and conditions described in this Agreement, to cause the Company to make an initial public offering of certain newly issued shares of common stock of the Company;

          WHEREAS, Torchmark directly or indirectly owns 100% of the common stock of the Company;

          WHEREAS, the Company is planning an initial public offering and Torchmark has determined, subject to satisfaction of certain conditions, to separate the ownership of the Company and the other members of the Company Group (as defined herein) from Torchmark and the other members of the Torchmark Group (as defined herein), by means of a distribution of the common stock of the Company held by Torchmark and the other members of the Torchmark Group to Torchmark stockholders as described in this Agreement; and

          WHEREAS, this Agreement is made to set forth the principal corporate actions required to effect the Public Offering (as defined herein) and the Spin-Off (as defined herein) and to set forth other agreements that will govern certain other matters following the Public Offering and the Spin-Off;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

          For purposes of this Agreement, the following words, terms and phrases herein written with an initial capital letter shall have the meanings assigned to them below:

          "Action" shall mean any suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

          "Agent" shall mean the distribution agent to be appointed by Torchmark to distribute to the stockholders of Torchmark, pursuant to the Distribution, the shares of Class A Common Stock and Class B Common Stock held by Torchmark.

          "Ancillary Agreement" shall have the meaning set forth in Section 8.1.

          "Balancing Cash" shall have the meaning set forth in Section
2.1(m).

          "Class A Common Stock" shall mean shares of Class A Common Stock, par value $.01 per share, of the Company.

          "Class B Common Stock" shall mean shares of Class B Common Stock, par value of $.01 per share, of the Company.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Company Affiliate" shall mean a Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by the Company, provided, however, that for purposes of this Agreement none of the following Persons shall be considered Company Affiliates: (i) Torchmark or any Torchmark Affiliate, (ii) any corporation less than 50.1% of whose voting stock is directly or indirectly owned by any member of the Company Group, any partnership less than 50.1% of whose interests in profits and losses is directly or indirectly owned by any member of the Company Group, and any corporation (regardless of the percentage of its ownership) where the ownership by any member of the Company Group was made as a venture capital or a portfolio (as opposed to operational) investment or where the equity ownership resulted from a default on a loan to such corporation, (iii) UILIC, and (iv) any former Torchmark Affiliate previously Controlled by the Company.

          "Company's Business" shall mean all of the investment management business and the business of acting as underwriter, administrator or distributor of Registered Investment Companies and any related or ancillary business conducted by any member of the Company Group in the past, at the date hereof, or in the future.

          "Company Group" shall mean collectively, the Company and the Company Affiliates, or any one or more of such companies.

          "Company Registration Statement" shall have the meaning set forth in
Section 5.3(f).

          "Control" shall mean the possession, directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise, provided that no person shall be deemed to control a Registered Investment Company solely by reason of serving as an investment advisor, administrator, principal underwriter or distributor for such Registered Investment Company.

          "Demand Registration Statement" shall have the meaning set forth in
Section 5.1.

          "Distribution" shall mean the distribution by Torchmark on a pro rata basis to holders of Torchmark common stock of all of the outstanding shares of Class A Common Stock and Class B Common Stock owned by Torchmark on the Distribution Date as provided in Article IV.

          "Distribution Date" shall mean the date determined by Torchmark in accordance with Section 4.3 on which the Spin-Off will occur.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

          "Firm Shares" shall mean the number of newly issued shares of Class A Common Stock specified as "Firm Shares" in the Underwriting Agreement included in the Public Offering.

          "Group" shall mean the Company Group or the Torchmark Group.

          "Indemnifying Party" shall mean a party to this Agreement which is obligated to provide indemnification under this Agreement.

          "Indemnitee" shall mean a Person who is entitled to indemnification under this Agreement.

          "Information" shall have the meaning set forth in Section 7.1.

          "Insurance Proceeds" shall mean those moneys (i) received by an insured from an insurance carrier or (ii) paid by an insurance carrier on behalf of the insured, in either case net of any applicable premium adjustments, retrospectively rated premium adjustments, deductibles, retentions or costs paid by such insured.

          "Internal Distribution" shall mean the distribution by Liberty to its sole stockholder, Torchmark, of all of the outstanding shares of Class B Common Stock owned by it on the Distribution Date as provided in Article IV.

          "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, together with the rules and regulations promulgated thereunder.

          "Liabilities" shall mean all debts, liabilities and obligations, matured or unmatured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, known or unknown, whenever arising, and whether or not the same would properly be reflected on a balance sheet, including all costs and expenses related thereto.

          "Liberty" shall mean Liberty National Life Insurance Company, an Alabama corporation and a wholly owned subsidiary of Torchmark.

          "Losses" shall mean any and all losses, Liabilities, claims, damages, obligations, payments, costs and expenses, matured or unmatured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, known or unknown (including, without limitation, the costs and expenses of any and all Actions, threatened Actions, demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened Actions).

          "Net Offering Proceeds" shall mean the proceeds of the Public Offering other than the proceeds attributable to the Overallotment Shares, after deducting underwriting commissions and discounts, and after deducting Offering Expenses paid or advanced by the Company, Company Affiliates, Torchmark and Torchmark Affiliates which the Company reimburses pursuant to Section 3.4(a) hereof and after deducting any amount retained by the Company pursuant to
Section 3.5(a) hereof.

          "Offering Expenses" shall mean the costs and expenses of any registration by the Company which is made hereunder, including specifically the fees and expenses of counsel and accountants; all out-of-pocket costs and expenses incidental to the preparation, printing and filing of any registration statement and all amendments and supplements thereto; the costs of furnishing copies of preliminary prospectuses, each final prospectus and each amendment or supplement thereto to the underwriter, dealers and other purchasers of shares so registered; the reimbursable expenses of the underwriter; the costs and expenses incurred in connection with the qualification of such shares under the "blue sky" laws of various jurisdictions; the fees and expenses of the Company's transfer agent; stock exchange listing fees; fees paid to the National Association of Securities Dealers, Inc.; and similar expenses incurred in complying with the registration provisions of this Agreement, but excluding the underwriter's discounts and commissions and any overtime expenses charged by R.R. Donnelley.

          "Overallotment Shares" shall have the meaning set forth in Section 3.1(a)(1).

          "Person" shall mean an individual, corporation, partnership, association, joint venture, unincorporated organization, trust, or other entity, including, without limitation, employee pension, profit sharing or other benefit plan or trust.

          "Public Offering" shall mean the registered offering for sale to the public of the newly issued Shares as contemplated by Section 3.1 hereof.

          "Public Offering Date" shall mean the date of the closing of the sale of the Firm Shares in the Public Offering.

          "Record Date" shall mean the close of business on the date to be determined by the Torchmark Board of Directors as the record date for determining stockholders of Torchmark entitled to receive shares of Class A Common Stock and Class B Common Stock.

          "Registered Investment Company" shall mean an investment company registered as such under the Investment Company Act.

          "Registration Statement" shall mean the registration statement to be filed by the Company with the SEC in connection with the Public Offering as contemplated by Section 3.1(a)(1) hereof.

          "Representatives" shall mean the authorized accountants, counsel and other designated representatives of any Person.

          "Ruling Request" shall have the meaning set forth in Section
4.1(a)(1).

          "SEC" shall mean the Securities and Exchange Commission.

          "Securities Act" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

          "Shares" shall mean the Firm Shares and the Overallotment Shares, if any, included in the Public Offering, in the aggregate constituting no more than thirty six percent (36%) of the outstanding shares of common stock of the Company on a fully diluted basis.

          "Spin-Off" shall mean the Internal Distribution and the Distribution.

          "Torchmark Affiliate" shall mean a Person that directly, or indirectly through one or more intermediaries Controls or is Controlled by Torchmark and shall include Century Capital Partners, L.P., a Delaware limited partnership ("Century") although not Controlled by Torchmark; provided, however, that for purposes of this Agreement none of the following Persons shall be considered Torchmark Affiliates: (i) the Company or any Company Affiliate and (ii) any corporation less than 50.1% of whose voting stock is directly or indirectly owned by any member of the Torchmark Group, any partnership (other than Century) less than 50.1% of whose interests in profits and losses is directly or indirectly owned by any member of the Torchmark Group, and any corporation (regardless of the percentage of its ownership) where the ownership by any member of the Torchmark Group was made as a venture capital or a portfolio (as opposed to operational) investment or where the equity ownership resulted from a default on a loan to such corporation.

          "Torchmark's Business" shall mean any business other than the Company's Business conducted by any member of the Torchmark Group in the past, at the date hereof, or in the future, including without limitation, Vesta Insurance Group, Inc.

          "Torchmark Group" shall mean collectively, Torchmark and the Torchmark Affiliates, or any one or more of such companies.

          "UILIC" shall mean United Investors Life Insurance Company, a Missouri corporation and a wholly owned subsidiary of the Company.

          "Underwriters" shall mean Morgan Stanley & Co. Incorporated and Morgan Stanley & Co. International Limited, the managing underwriters for the Public Offering, and Goldman, Sachs & Co, Goldman Sachs International, Merrill Lynch & Co., and Merrill Lynch International.

          "Underwriting Agreement" shall mean the underwriting agreement to be entered into between the Company and the Underwriters with respect to the Public Offering.

                                  ARTICLE II
               CERTAIN TRANSACTIONS PRIOR TO THE PUBLIC OFFERING

          SECTION 2.1 Actions by the Company. At the request of Torchmark, the Company shall, prior to the Public Offering, take or cause to be taken, the following actions in the order set forth below:

          (a) The Company shall cancel the balance of all remaining promissory notes payable to the Company by Torchmark, which notes were in the aggregate original principal amount of approximately $194 million, in exchange for preferred stock of Torchmark in an amount equal to the remaining unpaid principal and interest on such notes (the "$200 Million Preferred");

          (b) Waddell & Reed Financial Services, Inc. ("WRFS") shall cancel the balance of a promissory note payable to WRFS by Torchmark, which note was in the original principal amount of approximately $124 million, in exchange for preferred stock of Torchmark in an amount equal to the remaining unpaid principal and interest on such note (the "$124 Million Preferred");

          (c) WRFS shall distribute the $124 Million Preferred to the Company, and simultaneously the Company shall assume WRFS's obligation to pay principal and interest on a promissory note payable by WRFS to Liberty in the original principal amount of approximately $124 million (the "$124 Million Note");

          (d) [THIS SECTION INTENTIONALLY OMITTED.]


          (e) The Company shall transfer part of the $124 Million Preferred and the $200 Million Preferred to UILIC as a contribution to capital, in an amount equal to the excess of (i) the aggregate face amount of the $124 Million Preferred plus the $200 Million Preferred over (ii) the remainder (but not less than zero) obtained by subtracting (A) the greater of the Net Offering Proceeds and $428 million, from (B) the aggregate remaining outstanding amounts of principal and interest due under the $124 Million Note, the promissory note payable by the Company to Liberty in the original principal amount of approximately $390 million (the "$390 Million Note"), and the promissory note payable by the Company to Torchmark in the original principal amount of approximately $90 million (the "$90 Million Note");

          (f) The Company shall transfer the portion of the $124 Million Preferred and the $200 Million Preferred not transferred to UILIC pursuant to
Section 2.1(e) hereof, to Liberty in an amount not to exceed the original face amount of the $124 Million Preferred, as partial prepayment of the $124 Million Note and the $390 Million Note, such aggregate prepayment to be applied in proportion to the respective outstanding amounts of unpaid principal and interest on such notes, and to be applied to interest first, then principal, and
(ii) second, if any, to Torchmark as partial prepayment of the $90 Million Note, such prepayment to be applied to interest first, then principal;

          (g) The Company shall distribute all of the capital stock of UILIC to the Company's shareholders pro rata in a distribution pursuant to Section 355 of the Code;

          (h) The Company shall distribute a dividend of all of the stock of Torch Royalty Company, a Delaware corporation, owned by the Company to Liberty as a non-pro rata dividend;

          (i) The Company shall distribute a dividend of all of its interest in Century Capital Partners, L.P., a Delaware limited partnership, to Liberty as a non-pro rata dividend;

          (j) The Company shall distribute a dividend of that certain account receivable, payable by Torch Energy Advisors Incorporated in the amount of approximately $1,938,000 and received in connection with the disposition of Torch Energy Advisors Incorporated, to Torchmark as a non-pro rata dividend;

          (k) The Company shall distribute a dividend of all of its interest in Associates Oil & Gas Company, L.P., a Texas limited partnership, to Liberty as a non-pro rata dividend;

          (l) The Company shall distribute all its interest in that certain prepaid expense in the amount of approximately $122,538 that was created in connection with the sale of stock of Nuevo Energy Company, a Delaware corporation, to Torchmark as a non-pro rata dividend;

          (m) The Company shall distribute cash to Torchmark as a non-pro rata dividend in the amount necessary for the aggregate dividends paid by the Company pursuant to Sections 2.1(h) through (m) hereof to be paid to Torchmark and Liberty in proportion to their stock holdings in the Company (approximately $251,298) (the "Balancing Cash"); and

          (n) The Company shall sell all its interest in Velasco Gas Company Ltd., a Texas limited partnership, to Torchmark Development Corporation.

          SECTION 2.2 Certificate of Incorporation and Bylaws. The Company and Torchmark shall take all actions necessary to adopt and make effective prior to the Public Offering Date the amendments to the Certificate of Incorporation and Bylaws of the Company in substantially the forms attached as Exhibits A and B hereto.

                                  ARTICLE III
                                PUBLIC OFFERING

          SECTION 3.1  Public Offering.  Subject to the conditions specified in
Section 3.2, the Company and Torchmark shall use all reasonable efforts to consummate the Public Offering and shall take all actions necessary in connection therewith, including, without limitation, the following actions:

     (a)  Actions by each Party.

          (1) The Company has filed a Registration Statement on Form S-1 to register under the Securities Act for sale or distribution to the public newly issued Shares for the account of the Company. The Company shall hereafter file such amendment or amendments to the Registration Statement as shall be necessary to cause it to become effective. The Registration Statement shall provide for an Overallotment option to the Underwriters to purchase from the Company shares of Class A Common Stock in an amount of up to ten percent
(10%) of the Firm Shares (the "Overallotment Shares").

          (2) The Company and Torchmark shall use all reasonable efforts to obtain any and all approvals and authorizations necessary to consummate the Public Offering and the other transactions and agreements contained herein.

          (3) The Company and Torchmark shall use all reasonable efforts to cause the Shares, upon their issuance pursuant to the Public Offering, to be approved for listing on the New York Stock Exchange, subject to official notice of issuance.

          (4) Except for the individuals to be directors of the Company in accordance with Section 3.1(c)(4) and for such other individuals as to whom Torchmark and the Company may agree, Torchmark shall cause all directors and employees of the Torchmark Group to resign, effective as of the Public Offering Date, from all boards of directors or similar governing bodies of all members of the Company Group on which they serve, and from all positions as officers of all members of the Company Group in which they serve, it being understood that, without limitation, this provision does not apply to any directorships of any Registered Investment Company.

          (5) Except for such individuals as to whom Torchmark and the Company may agree, the Company shall cause all directors and employees of the Company Group to resign, effective as of the Public Offering Date, from all boards of directors or similar governing bodies of all members of the Torchmark Group on which they serve, and from all positions as officers of all members of the Torchmark Group in which they serve.

          (6) Prior to the Public Offering Date:

                  (a) Torchmark shall advise the Company as to all outstanding guarantees, letter of credit obligations, performance or surety bonds, comfort letters and other similar obligations of Torchmark and the Torchmark Affiliates relating to the Company's Business. Except as otherwise provided in Section 8.4, the Company shall use its best efforts from and after the Public Offering Date to obtain the release of Torchmark and the Torchmark Affiliates from all such obligations or liabilities.

                  (b) The Company shall advise Torchmark as to all outstanding guarantees, letter of credit obligations, performance or surety bonds, comfort letters and other similar obligations of the Company and the Company Affiliates relating to Torchmark's Business. Except as otherwise provided in Section 8.4, Torchmark shall use its best efforts from and after the Public Offering Date to obtain the release of the Company and the Company Affiliates from all such obligations or liabilities.

     (b)  Actions by the Company.

          (1) The Company shall use all reasonable efforts to have the Registration Statement declared effective as promptly as reasonably practicable and will promptly notify Torchmark and confirm such advice in writing, (i) when the Registration Statement has become effective, (ii) when any post-effective amendment to the Registration Statement becomes effective, (iii) of any SEC comment letters, and (iv) of any request by the SEC for any amendment or supplement to the Registration Statement or any prospectus relating thereto or for additional information.

          (2) The Company shall promptly deliver to Torchmark copies of the Registration Statement and amendments thereto as filed with the SEC. The Company shall furnish to the Underwriters such number of copies of any prospectus (including any preliminary prospectus) as such Underwriters may reasonably request in order to effect the offering and sale of any Shares being offered and sold pursuant to such Registration Statement.

          (3) The Company shall use its reasonable efforts to qualify not later than the effective date of the Registration Statement the Shares registered thereunder under the "blue sky" laws of such states as the Underwriters may reasonably request; provided, however, that the Company shall not be required to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

          (4) The Company shall enter into customary agreements (including the Underwriting Agreement) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of Shares subject to the Registration Statement.

          (5) On the Public Offering Date, the Company shall hereby represent and warrant to Torchmark that the Registration Statement, in the form declared effective by the SEC, and any amendment and supplement thereto and any prospectus included therein, will comply in all material respects with the applicable provisions of the Securities Act, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company shall not represent and warrant as to the information provided in writing by or on behalf of Torchmark which either (i) related to Torchmark, Torchmark's Business, its operations or its relationship with the Company, or (ii) was furnished specifically for use in the Registration Statement or any amendment or supplement thereto or any prospectus included therein.

          (6) On the Public Offering Date, the Company shall issue to the Underwriters such number of Shares as provided in the Underwriting Agreement.

     (c)  Actions by Torchmark.

          (1) Torchmark shall furnish the Company such information regarding Torchmark as is reasonably required by the Company in connection with any registration, qualification or compliance referred to in this Article III.

          (2) On the Public Offering Date, Torchmark shall hereby represent and warrant to the Company that information furnished in writing to the Company by or on behalf of Torchmark which either (i) related to Torchmark, Torchmark's Business, its operations or its relationship with the Company, or (ii) was furnished specifically for use in the Registration Statement or any amendment or supplement thereto or any prospectus included therein, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (3) Torchmark shall, and shall cause Liberty to, take all action necessary to cause the persons identified on Exhibit C to be elected to the Board of Directors of the Company promptly after the date hereof.

          SECTION 3.2 Conditions Precedent to Consummation of the Public Offering. The obligations of the parties to consummate the Public Offering shall be conditioned on the satisfaction of the following conditions:

     (a) The Registration Statement shall have been filed and declared effective by the SEC, and there shall be no stop-order in effect with respect thereto;

     (b) The actions and filings with regard to state securities and blue sky laws of the United States, if any are required, shall have been taken and, where applicable, have become effective or been accepted;

     (c) The Company shall have entered into the Underwriting Agreement and all conditions to the obligations of the Underwriters shall have been satisfied or waived;

     (d) As of the Public Offering Date, Liberty shall control (within the meaning of Sections 355 and 368(c) of the Code) the Company, and all other conditions to permit the Internal Distribution to qualify as a tax-free distribution to Torchmark and the Distribution to qualify as a tax-free distribution to Torchmark shareholders shall, to the extent applicable as of the time of the Public Offering, be satisfied, and there shall be no event or condition that is likely to cause any of the foregoing not to be satisfied as of the time of the Distribution Date or thereafter;

     (e) The Shares shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance;

     (f) No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Public Offering or any of the other transactions contemplated by this Agreement or any other agreement or document contemplated by this Agreement shall be in effect;

     (g) Torchmark and the Company shall have received any necessary governmental or regulatory approval or authorization;

     (h) This Agreement shall not have been terminated;

     (i) The Board of Directors of Torchmark or a duly authorized committee of Torchmark directors shall have determined that the terms of the Public Offering are acceptable to Torchmark;

     (j) The actions required pursuant to Section 2.1 shall have been taken; and

     (k) Such other actions as the parties may, based upon the advice of counsel, reasonably request to be taken prior to the Public Offering in order to assure the successful completion of the Public Offering, the Spin-Off and the other transactions contemplated by this Agreement or any other agreement or document contemplated by this Agreement shall have been taken.

          SECTION 3.3 Participation. The participation of any party or its counsel or other representatives in the preparation of the Registration Statement or any amendment or supplement thereto or any prospectus included therein, or its approval of all or any of such documents to be filed, shall not alter the rights to indemnification or to contribution pursuant to Article VI.

          SECTION 3.4 Use of Proceeds. The Company shall apply the proceeds of the Public Offering other than the proceeds attributable to the Overallotment Shares, after deducting underwriting commissions and discounts, as follows:

     (a) First, to reimburse the Company, Company Affiliates, Torchmark and Torchmark Affiliates for all Offering Expenses paid or advanced by such party;

     (b) Second, to prepay the amounts due under the Company's promissory notes outstanding as of the Public Offering Date to Torchmark and Liberty to the extent of such remaining proceeds; and

     (c) Third, any remaining amount of such net proceeds shall be paid to Torchmark and Liberty as a pro rata dividend.

     All such amounts shall be paid immediately upon the Company's receipt of such proceeds (or as soon thereafter as is possible). To the extent the exact amount of any such payment cannot be immediately determined, a good faith estimate shall be made by the parties as the basis for an immediate initial payment, and the parties shall settle with an exact amount as soon as is practicable.

     SECTION 3.5 Use of Overallotment Proceeds. The Company shall apply the proceeds of the Public Offering attributable to the Overallotment Shares, after deducting underwriting commissions and discounts, as follows:

     (a) First, the Company shall retain $35,000,000 plus an amount equal to the Balancing Cash; and

     (b) Second, any remaining amount of such net proceeds to prepay the amounts due under the Company's promissory notes outstanding as of the Public Offering Date to Torchmark and Liberty to the extent of such remaining proceeds (to the extent not prepaid pursuant to Section 3.4(b) above); and

     (c) Third, any remaining amount of such net proceeds shall be paid to Torchmark and Liberty as a pro rata dividend.

     SECTION 3.6 Overtime Charges. The Company agrees to pay overtime expenses charged by R.R. Donnelley as approved by the Company from time to time in connection with the Public Offering.

     SECTION 3.7  Intercompany Debt.

     (a) In the event the Company's transfer to Torchmark and Liberty of the cash amounts to be paid pursuant to Section 3.4(b) are sufficient to constitute the final payment of the remaining outstanding principal plus accrued interest under the $90 Million Note, the $390 Million Note and the $124 Million Note, Torchmark shall cancel the $90 Million Note and Liberty shall cancel the $390 Million Note and the $124 Million Note.

     (b) In the event the Company's transfer to Torchmark and Liberty of the cash amounts to be paid pursuant to Section 3.4(b) are not sufficient to constitute the final payment of the remaining outstanding principal plus accrued interest under the $90 Million Note, the $390 Million Note and the $124 Million Note, the cash shall be applied first to the $90 Million Note and the $390 Million Note in the proportions directed by Torchmark, and then to the $124 Million Note, and the unpaid portion of any such Notes shall remain outstanding as an obligation of the Company. If such payment completely prepays all amounts due under any such Note, then Torchmark or Liberty, as applicable, shall cancel such Note.

     All such amounts shall be paid immediately upon the Company's receipt of such proceeds (or as soon thereafter as is possible). To the extent the exact amount of any such payment cannot be immediately determined, a good faith estimate shall be made by the parties as the basis for an immediate initial payment, and the parties shall settle with an exact amount as soon as is practicable.

                                  ARTICLE IV
                                 DISTRIBUTION

     SECTION 4.1  Actions Prior to the Spin-Off.

     (a)  Actions by Torchmark.

          (1) Torchmark shall continue to seek to obtain a private letter ruling from the Internal Revenue Service to the effect that, among other things, the Spin-Off will qualify as a tax-free distribution for federal income tax purposes under Section 355 of the Code (the "Ruling Request"). The Company shall provide all information requested by Torchmark as necessary for Torchmark to obtain such ruling.

          (2) Subject to Section 4.3, on or prior to the Distribution Date, Torchmark shall, subject to any necessary governmental approvals and consents, cause Liberty to distribute a dividend of all of the Class B Common Stock held by Liberty to Torchmark, its sole stockholder.

          (3) On or prior to the Distribution Date, Torchmark shall, subject to any necessary governmental approvals and consents, transfer all of the stock of American Income Life Insurance Company to Globe Life and Accident Insurance Company as a contribution to capital.

     (b)  Actions by each Party.

          (1) Subject to Section 4.3, prior to the Distribution Date, the Company and Torchmark shall prepare and mail to the holders of Torchmark common stock, such information concerning the Company, its business, operations and management, the Spin-Off and such other matters as Torchmark and the Company shall reasonably determine and as may be required by law. Torchmark and the Company, as may be appropriate, will prepare and, to the extent required under applicable law, will file with the SEC any such documentation which Torchmark determines is necessary or desirable to effectuate the Spin-Off and Torchmark and the Company shall each use its reasonable efforts to obtain all necessary approvals from the SEC with respect thereto.

          (2) In addition to their respective obligations under Section 4.1(b)(1) above, Torchmark and the Company shall take all other actions as may be necessary or appropriate under the securities or blue sky laws of the United States in connection with the Spin-Off.

          (3) Torchmark and the Company shall use their reasonable efforts to cause the conditions set forth in Section 4.3 to be satisfied and to effect the Spin-Off on the Distribution Date.

     (c)  Actions by the Company.

          (1) The Company shall prepare and file, and shall use its reasonable efforts to have approved, an application for the listing of the Class A Common Stock and Class B Common Stock to be distributed in the Spin-Off on the New York Stock Exchange.

          (2) Between the Public Offering Date and the Distribution Date, the Company shall not issue any shares of stock or enter into any binding obligation to do so if the effect thereof would be that Liberty would not control the Company within the meaning of Sections 355 and 368(c) of the Code, or, subsequent to the Internal Distribution, that Torchmark would not control the Company within the meaning of Sections 355 and 368(c) of the Code.

     SECTION 4.2  The Spin-Off.

     (a) Subject to Section 4.3, on or prior to the Distribution Date, Torchmark shall deliver to the Agent for the benefit of holders of record of Torchmark common stock on the Record Date, a single stock certificate endorsed by Torchmark in blank, representing all of the outstanding shares of Class A Common Stock then owned by Torchmark or any other member of the Torchmark Group and a single stock certificate endorsed by Torchmark in blank, representing all of the outstanding shares of Class B Common Stock then owned by Torchmark or any other member of the Torchmark Group, and shall cause the transfer agent for the shares of Torchmark common stock to instruct the Agent to distribute on the Distribution Date the appropriate number of such shares of Class A Common Stock and Class B Common Stock (except for fractional shares which will be sold for cash pursuant to Section 4.4 to be distributed in lieu thereof) to each such holder or designated transferee or transferees of such holder.

     (b) Subject to Section 4.4, each holder of Torchmark common stock on the Record Date (or such holder's designated transferee or transferees) shall be entitled to receive, in the Spin-Off, the following:

          (1) A number of shares of Class A Common Stock equal to the number of shares of Class A Common Stock owned by Torchmark and any other member of the Torchmark Group on the Record Date multiplied by a fraction, the numerator of which is the number of shares of Torchmark common stock held by such holder on the Record Date, and the denominator of which is the number of shares of Torchmark common stock outstanding on the Record Date, which number shall be rounded down to the nearest whole number of shares; and

          (2) A number of shares of Class B Common Stock equal to the number of shares of Class B Common Stock owned by Torchmark or any other member of the Torchmark Group on the Record Date multiplied by a fraction, the numerator of which is the number of shares of Torchmark common stock held by such holder on the Record Date, and the denominator of which is the number of shares of Torchmark common stock outstanding on the Record Date, which number shall be rounded down to the nearest whole number of shares.

     (c) Torchmark and the Company, as the case may be, will provide to the Agent all share certificates and any information required in order to complete the Spin-Off on the basis specified above.

     SECTION 4.3  Conditions to Spin-Off.  Torchmark shall effect the Spin-
Off as promptly as practicable after October 1, 1998 as determined by Torchmark, following the satisfaction or waiver by Torchmark, in its sole discretion, of the conditions set forth below:

     (a) A private letter ruling from the Internal Revenue Service shall have been obtained, and shall continue in effect, providing that, among other things, the Spin-Off will qualify as a tax-free distribution for federal income tax purposes under Section 355 of the Code, such ruling shall be in form and substance satisfactory to Torchmark in its sole discretion and Torchmark and the Company shall have complied with all conditions set forth in such ruling;

     (b) Any material governmental approvals and consents necessary to consummate the Spin-Off shall have been obtained and shall be in full force and effect;

     (c) No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Spin-Off shall be in effect and no other event outside the control of Torchmark shall have occurred or failed to occur that prevents the consummation of the Spin-Off;

     (d) The transactions contemplated hereby shall be in compliance with applicable federal and state securities and insurance laws;

     (e) Each of the Company and Torchmark shall have received such material consents, and shall have received executed copies of such agreements or amendments of agreements, as they shall deem material in connection with the completion of the transactions contemplated by this Agreement or any other agreement or document contemplated by this Agreement or otherwise;

     (f) All action and other documents and instruments deemed necessary or advisable in connection with the transactions contemplated hereby shall have been taken or executed, as the case may be, in form and substance satisfactory to Torchmark;

     (g) Since December 31, 1997, no material adverse change shall have occurred with respect to the business or financial condition of Torchmark and no other event or development shall have occurred which the Board of Directors of Torchmark determines, in its sole discretion, make the Spin-Off not in the best interests of Torchmark and its stockholders.

The foregoing conditions are for the sole benefit of Torchmark and shall not give rise to or create any duty on the part of Torchmark to waive or not waive any such condition.

     SECTION 4.4 Fractional Shares. As soon as practicable after the Distribution Date, Torchmark shall direct the Agent to determine the number of whole shares and fractional shares of the Class A Common Stock and the Class B Common Stock allocable to each holder of record of Torchmark common stock as of the Record Date, to aggregate all such fractional shares and sell the whole shares obtained thereby in open-market transactions in the Agent's sole discretion as to when, how, through which broker-dealer and at what price to make such sales, and to cause to be distributed to each such holder or for the benefit of each such holder, in lieu of any fractional share, such holder's ratable share of the proceeds of such sale, after making appropriate deductions of the amount required to be withheld for federal income tax purposes and after deducting an amount equal to all brokerage charges, commissions and transfer taxes attributed to such sale. Torchmark and the Agent shall use their reasonable efforts to aggregate the shares of Torchmark common stock that may be held by any holder of record thereof through more than one account in determining the fractional shares allocable to such holder.

                                   ARTICLE V
                              REGISTRATION RIGHTS

          SECTION 5.1 Registration of Shares In the event that the Spin-Off has not occurred by March 31, 1999, upon the request of Torchmark [made at any time after such date but prior to March 31, 2002], the Company shall file with the SEC, as promptly as practicable, a demand registration statement (the "Demand Registration Statement") including the shares of Class A Common Stock and/or Class B Common Stock then held by Torchmark or any other member of the Torchmark Group Torchmark requests to be included, provided, however, that the number of shares of Class A Common Stock and/or Class B Common Stock Torchmark requests be included must represent not less than the lesser of (i) twenty percent (20%) of the Class A Common Stock and the Class B Common Stock then held by Torchmark and any other member of the Torchmark Group and (ii) all of the shares of Class A Common Stock and Class B Common Stock then held by Torchmark and the other members of the Torchmark Group. Torchmark shall have the right to request up to three Demand Registration Statements, provided that the Company shall have no obligation to file any such Demand Registration Statement on or prior to a ninety (90) day period following the filing of any other registration statement by the Company (other than registration statements on Form S-4 or Form S-8 or another form available for registration of securities other than for sale to the public for cash). The Company shall use its best efforts to cause each Demand Registration Statement to be declared effective by the SEC as promptly as practicable. If a Demand Registration Statement shall be withdrawn by the Company before effectiveness, it shall not be counted against Torchmark's right to request three registrations. Torchmark will pay all reasonable costs incurred to obtain shareholder approval for any mutual fund which is a party to an investment advisory contract with any member of the Company Group in the event a sale by Torchmark pursuant to a Demand Registration Statement or a Company Registration Statement would constitute an "assignment" as defined in the Investment Company Act and the Advisors Act of such investment advisory contract.

          SECTION 5.2 Limitations of Registration Rights.

          (a) The Company may, by written notice to Torchmark, for a period of up to forty-five (45) days from the date of written notice, delay the filing or effectiveness of any of the Demand Registration Statements in the event that (1) the Company is engaged in any activity or transaction that the Company desires to keep confidential for business reasons,
(2) the Company's Board of Directors determines in good faith that the disclosure of such information would be detrimental to the Company, and (3) the Company's Board of Directors determines in good faith that the public disclosure requirements imposed on the Company under the Securities Act in connection with any Demand Registration Statement would require disclosure of such activity or transaction.

          (b) If the Company delays a Demand Registration Statement, the Company shall, as promptly as practicable following the termination of the circumstances which entitled the Company to do so, provide notice to Torchmark of the termination of such circumstances and take such actions as may be necessary to file or reinstate the effectiveness of a Demand Registration Statement. If as a result thereof the prospectus included in a Demand Registration Statement has been amended to comply with the requirements of the Securities Act, the Company shall enclose such revised prospectus with the notice to Torchmark given pursuant to this paragraph (b), and Torchmark shall make no offers or sales of shares pursuant to a Demand Registration Statement other than by means of such revised prospectus.

          SECTION 5.3  Registration Procedures.

          (a) In connection with the filing by the Company of a Demand Registration Statement, the Company shall furnish to Torchmark as many copies of the prospectus, including each preliminary prospectus, in conformity with the requirements of the Securities Act as Torchmark shall reasonably request for the purpose of effecting the plan of distribution set forth therein.

          (b) The Company shall use its best efforts to register or qualify the shares of Class A Common Stock and/or Class B Common Stock covered by a Demand Registration Statement under the securities laws of such states as Torchmark shall reasonably request; provided, however, that the Company shall not be required in connection with this paragraph (b) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

          (c) If the Company has delivered preliminary or final prospectuses to Torchmark and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify Torchmark and, if requested by the Company, Torchmark shall immediately return all prospectuses to the Company. The Company shall promptly provide Torchmark with revised prospectuses.

          (d) At the request of Torchmark, the Company shall sign an underwriting agreement in customary form with managing underwriter selected by Torchmark and reasonably satisfactory to the Company, and shall cooperate with such managing underwriter in all reasonable respects to facilitate the distribution contemplated by Torchmark, including without limitation making available the books, records and personnel of the Company for the purpose of the underwriter's "due diligence" and providing customary legal opinions and auditors' comfort letters.

          (e) The Offering Expenses incurred in complying with this Section 5.3 shall be paid as follows:

          (i) Offering Expenses in connection with a Demand Registration Statement shall be paid by Torchmark; provided, that in the event any shares of the Company's stock are included in a Demand Registration Statement in addition to the shares of Class A Common Stock and/or Class B Common Stock held by Torchmark or any other member of the Torchmark Group, the Company shall pay its prorata portion of the Offering Expenses equal to the Offering Expenses multiplied by a fraction, the numerator of which is the number of any shares included in the Demand Registration Statement other than the shares held by Torchmark or any other member of the Torchmark Group and the denominator of which is the total number of shares included in the Demand Registration Statement; and

          (ii) Offering Expenses in connection with a Company Registration Statement (as defined below) shall be paid by the Company; provided, that in the event Class A Common Stock and/or Class B Common Stock held by Torchmark or any other member of the Torchmark Group is included in the Company Registration Statement, Torchmark shall pay its prorata portion of the Offering Expenses equal to the Offering Expenses multiplied by a fraction, the numerator of which is the number of such Class A Common Stock and/or Class B Common Stock held by Torchmark or any other member of the Torchmark Group and included in the Company Registration Statement and the denominator of which is the total number of shares included in the Company Registration Statement.

          (f) Prior to March 31, 2002, each time the Company proposes to register any of its securities (except with respect to registration statements on Form S-4 or Form S-8 or another form available for registration of securities other than for sale to the public for cash), whether or not for sale for its own account, which is in whole or in part, an underwritten public offering (a "Company Registration Statement"), it will give prompt written notice to Torchmark of its intention to do so and of Torchmark's rights under this Section 5.3(f). Torchmark may request within thirty (30) days after receipt of any such notice to include in the Company Registration Statement some or any portion of the shares of Class A Common Stock or Class B Common Stock then held by Torchmark or any other member of the Torchmark Group. The Company shall use its best efforts to cause the Company Registration Statement to include all shares of Class A Common Stock and/or Class B Common Stock that Torchmark requested to be included; provided, however, the number of shares of Class A Common Stock and/or Class B Common Stock Torchmark requested be included in the Company Registration Statement may be reduced (pro rata among Torchmark and any other stockholder with similar registration rights based on the number of shares so requested to be registered) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold. Torchmark's exercise of its right under this
Section 5.3(f) to include shares in any Company Registration Statement shall not be counted against Torchmark's right to request three registrations.

          SECTION 5.4 Requirements of Torchmark. The Company shall not be required to include any Class A Common Stock and/or Class B Common Stock owned by Torchmark or any other member of the Torchmark Group in a Demand Registration Statement or a Company Registration Statement unless:

          (a) Torchmark furnishes to the Company in writing such information regarding Torchmark as the Company may reasonably request in writing in connection with the Demand Registration Statement or the Company Registration Statement, as the case may be, or as shall be required in connection therewith by the SEC or any state securities law authorities; and

          (b) Torchmark shall have provided to the Company its written agreement to report to the Company sales made pursuant to the Demand Registration Statement or the Company Registration Statement, as the case may be.

          SECTION 5.5 Sales without Registration. Torchmark and any other member of the Torchmark Group may sell shares of Class A Common Stock and/or Class B Common Stock without a registration in the event Torchmark provides to the Company an opinion of counsel, satisfactory in form and substance to the Company, to the effect that such Class A Common Stock and/or Class B Common Stock is eligible for sale without limitation or restriction of any sort under Rule 144 under the Securities Act.

                                  ARTICLE VI
                                INDEMNIFICATION

          SECTION 6.1 Indemnification by the Company. Subject to Section 6.5, the Company hereby agrees to indemnify and hold harmless Torchmark and the Torchmark Affiliates and their respective directors, officers, employees, and agents, and each Person, if any, who controls Torchmark within the meaning of the Securities Act (the "Torchmark Indemnitees"), against:

          (a) All Liabilities of the Company Group under this Agreement, any Ancillary Agreement or the Underwriting Agreement;

          (b) All Losses relating to, arising out of or due to an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Demand Registration Statement, or any Company Registration Statement, any prospectus (including a preliminary prospectus) contained therein, or any amendment or supplement to any such Registration Statement, Demand Registration Statement, Company Registration Statement or prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Company shall not be so liable insofar as such Losses arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, Demand Registration Statement, Company Registration Statement, prospectus, supplement or amendment in conformity with or based upon information furnished in writing to the Company by or on behalf of Torchmark which either
(i) related to Torchmark, Torchmark's Business, its operations, or its relationship with the Company, or (ii) was furnished specifically for use therein;

          (c) All Losses relating to, arising out of or due to an untrue statement or alleged untrue statement of a material fact contained in any Exchange Act report by Torchmark or the omission or alleged omission to state therein a material fact required to be stated in any such report or necessary to make the statements therein not misleading, but only insofar as such Losses arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in such report in conformity with or based upon information furnished in writing to Torchmark by or on behalf of the Company which either
(i) related to the Company, the Company's Business, its operations, or its relationship with Torchmark, or (ii) was furnished specifically for use therein;

     (d) All Losses relating to, arising out of or due to an untrue statement or alleged untrue statement of a material fact contained in any Exchange Act report by the Company or the omission or alleged omission to state therein a material fact required to be stated in any such report or necessary to make the statements therein not misleading; provided that the Company shall not be liable insofar as such Losses arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in such report in conformity with or based upon information furnished in writing to the Company by or on behalf of Torchmark which either (i) related to Torchmark, Torchmark's Business, its operations or its relationship with the Company or (ii) was furnished specifically for use therein;

     (e) All Losses relating to, or arising out of or due to, directly or indirectly, (i) the Company's Business, (ii) any individual employed by any member of the Company Group on the Public Offering Date or any individual employed by any member of the Company Group prior to the Public Offering Date, except to the extent such person was acting solely as an officer, director or employee of any member of the Torchmark Group, or (iii) any Representative of any member in the Company Group, in each case, whether relating to or arising out of occurrences prior to, on or after the Public Offering Date; and

     (f) All Losses to which Torchmark and the Torchmark Affiliates may be subject as a result of the Spin-Off not qualifying as a tax-free transaction under Section 355 of the Code, to the extent that any Losses would not have resulted but for (x) the actions described in Section 4.1(c)(2) or (y) any untrue statement or alleged untrue statement of a material fact contained in the Ruling Request or the Registration Statement or the omission or alleged omission to state in the Ruling Request or the Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon, and in conformity with information furnished in writing by or on behalf of the Company which either (i) related to the Company, the Company's Business, its operations, or its relationship with the Company, or (ii) was furnished specifically for use therein.

     SECTION 6.2 Indemnification by Torchmark. Subject to Section 6.5, Torchmark hereby agrees to indemnify and hold harmless the Company and the Company Affiliates and their respective directors, officers, employees, and agents, and each Person, if any, who controls the Company within the meaning of the Securities Act (the "Company Indemnitees"), against:

          (a) All Liabilities of the Torchmark Group under this Agreement, any Ancillary Agreement, or the Underwriting Agreement;

     (b) All Losses relating to, arising out of or due to an untrue statement or alleged untrue statement of a material fact in the Registration Statement, any Demand Registration Statement, or any Company Registration Statement, any prospectus (including a preliminary prospectus) contained therein, or any amendment or supplement to such Registration Statement, Demand Registration Statement, Company Registration Statement, or prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only insofar as such Losses arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, Demand Registration Statement, Company Registration Statement, prospectus, supplement or amendment that was based upon or in conformity with information furnished in writing to the Company by or on behalf of Torchmark which either (i) related to Torchmark, Torchmark's Business, its operations or its relationship with the Company or (ii) was furnished specifically for use therein;

     (c) All Losses relating to, arising out of or due to an untrue statement or alleged untrue statement of a material fact contained in any Exchange Act report by Torchmark or the omission or alleged omission to state therein a material fact required to be stated in any such report or necessary to make the statements therein not misleading; provided that Torchmark shall not be liable insofar as such Losses arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in such report in conformity with or based upon information furnished in writing to Torchmark by or on behalf of the Company which either (i) related to the Company, Company's Business, its operations or its relationship with Torchmark or (ii) was furnished specifically for use therein;

     (d) All Losses relating to, arising out of or due to an untrue statement or alleged untrue statement of a material fact contained in any Exchange Act report by the Company or the omission or alleged omission to state therein a material fact required to be stated in any such report or necessary to make the statements therein not misleading, but only insofar as such Losses arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in such report in conformity with or based upon information furnished in writing to the Company by or on behalf of Torchmark which either (i) related to Torchmark, Torchmark's Business, its operations, or its relationship with the Company, or (ii) was furnished specifically for use therein;

     (e) All Losses relating to, or arising out of or due to, directly or indirectly, (i) Torchmark's Business, (ii) any individual employed by any member of the Torchmark Group on the Public Offering Date or any individual employed by any member of the Torchmark Group prior to the Public Offering Date, except to the extent such person was acting solely as an officer, director or employee of any member of the Company Group, (iii) or any Representative of any member of the Torchmark Group, in each case, whether relating to or arising out of occurrences prior to, on or after the Public Offering Date; and

     (f) All Losses to which the Company and the Company Affiliates may be subject as a result of the Spin-Off not qualifying as a tax-free transaction under Section 355 of the Code, provided that Torchmark shall not be liable in any such case to the extent that any Losses would not have resulted but for (x) the actions described in Section 4.1(c)(2) or (y) any untrue statement or alleged untrue statement of a material fact contained in the Ruling Request or the Registration Statement or the omission or alleged omission to state in the Ruling Request or the Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon, and in conformity with information furnished in writing by or on behalf of the Company which either (i) related to the Company, the Company's Business, its operations or its relationship with the Torchmark or (ii) was furnished specifically for use therein.

          SECTION 6.3 Indemnification Procedure. Promptly after receipt by an Indemnitee of notice of the commencement of any action or proceeding in respect of which indemnity may be sought by such Indemnitee pursuant to Section 6.1 or 6.2, such Indemnitee will, if a claim in respect thereof is to be made against an Indemnifying Party under Section 6.1 or 6.2, notify the Indemnifying Party of the commencement thereof, but the omission so to notify the Indemnified Party will not relieve the Indemnifying Party from any liability which it may have to any Indemnitee under Section 6.1 or 6.2 or otherwise, except to the extent the Indemnifying Party is prejudiced by such omission. In case any such action or proceeding is brought against any Indemnitee and it notifies an Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein and, to the extent that it may wish to assume the defense thereof, and if it assumes such defense, it shall retain counsel reasonably satisfactory to such Indemnitee to represent the Indemnitee and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnitee shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless in the reasonable judgment of the Indemnitee separate and conflicting defenses are available to such Indemnitee, in which event the Indemnitee may select one firm of separate counsel reasonably satisfactory to the Indemnifying Party for purposes of defending such action, whose fees and expenses shall be borne by the Indemnifying Party, provided that the Indemnifying Party shall not be responsible for the fees and expenses of more than one counsel for all such Indemnitees. After notice from the Indemnifying Party to such Indemnitee of its election so to assume the defense thereof, the Indemnifying Party will not (except as otherwise provided herein) be liable to such Indemnitee under Sections 6.1 or 6.2 for any legal or other expenses subsequently incurred by such Indemnitee in connection with the defense thereof other than reasonable costs of investigation. If the Indemnifying Party elects not to assume the defense of a claim or action, it will not be obligated to pay the fees and expenses of more than one counsel for the Indemnitee with respect to such claim or action. No Indemnifying Party shall consent to entry of any judgment or enter into any settlement without the consent of any Indemnitee which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such action or proceeding. No Indemnifying Party shall be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld.

          SECTION 6.4  Indemnification Payments.

          (a) The amount which any Indemnifying Party is or may be required to pay to an Indemnitee pursuant to Section 6.1 or Section 6.2 shall be reduced, including, without limitation, retroactively, by any Insurance Proceeds or other amounts actually recovered by or on behalf of such Indemnitee, in reduction of the related Loss. If an Indemnitee shall have received the payment required by this Agreement from an Indemnifying Party in respect of any Loss and shall subsequently actually receive Insurance Proceeds or other amounts in respect of such Loss, then such Indemnitee shall pay to such Indemnifying Party a sum equal to the amount of such Insurance Proceeds or other amounts actually received (up to but not in excess of the amount of any indemnity payment made hereunder). An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto, or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third party shall be entitled to a "windfall" (i.e., a benefit they would not be entitled to receive in the absence of the indemnification provisions) by virtue of the indemnification provisions hereof.

     (b) Any payment required to be made pursuant to this Article VI shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or losses, damages or liabilities are incurred.

     (c) If the indemnification provided for in this Article VI is held by a court of competent jurisdiction to be unavailable to an Indemnitee with respect to any Loss, then the Indemnifying Party, in lieu of indemnifying such Indemnitee hereunder, shall contribute the amount that would have been due hereunder to the amount paid or payable by such Indemnitee as a result of such Loss.

          SECTION 6.5 Tax Liabilities. This Article VI shall not be applicable to Losses related to Taxes (as defined in the Tax Disaffiliation Agreement) which shall be governed by the Tax Disaffiliation Agreement, attached hereto as Exhibit D, except as otherwise provided in Sections 6.1(e) and 6.2(e). To the extent this Agreement and the Tax Disaffiliation Agreement are inconsistent, the provisions of the Tax Disaffiliation Agreement shall control.

                                  ARTICLE VII
                   ACCESS TO, AND TREATMENT OF, INFORMATION

          SECTION 7.1 Access to Information. From and after the Public Offering Date Torchmark shall afford to the Company and its Representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to all records, books, contracts, instruments, computer data and other data and information (collectively, "Information") within Torchmark's possession relating to the businesses of the Company, insofar as such access is reasonably required by the Company. The Company shall afford to Torchmark and its Representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing Information) and duplicating rights during normal business hours to Information within the Company's possession relating to the business of the Company, insofar as such access is reasonably required by Torchmark. Information may be requested under this Article VII for, without limitation, audit, accounting, claims, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and for performing the transactions contemplated in this Agreement or any other agreement or document contemplated by this Agreement or otherwise.

          SECTION 7.2 Securities Filings. For a period of three (3) years following the Effective Date, each of the Company and Torchmark shall provide to the other, (a) promptly following such time at which such documents shall be filed with the SEC, copies of all documents which shall be filed by either the Company or Torchmark, as the case may be, with the SEC pursuant to the periodic and interim reporting requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and (b) promptly following receipt thereof, any comment letter of the SEC related to any documents described in paragraph (a) of this Section 7.2.

          SECTION 7.3 Reimbursement. Except to the extent otherwise contemplated by any Ancillary Agreement, a party providing information to the other party under this Article VII shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses, as may be reasonably incurred in providing such information.

          SECTION 7.4 Production of Witnesses. After the Public Offering Date, each of Torchmark and the Company and the other members of their respective Group shall use reasonable efforts to make available to the other party and the other members of their Group, upon written request, its directors, officers, employees and agents as witnesses to the extent that any such Person may reasonably be required (giving consideration to business demands of such Representatives) in connection with any legal, administrative or other proceedings in which the requesting party may from time to time be involved (other than proceedings between the parties or the other members of their Group).

          SECTION 7.5 Confidentiality. Each of Torchmark and the other members of the Torchmark Group on the one hand, and the Company and the other members of the Company Group on the other hand, shall hold, and shall cause its Representatives to hold, in strict confidence, all Information concerning the other in its possession or furnished by the other or the other's Representatives pursuant to this Agreement (except to the extent that such Information is (a) publicly available or (b) known or becomes known to such party on a non-confidential basis from a source not bound by a confidentiality agreement to the other party), and each party shall not release or disclose such Information to any other Person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors, unless compelled to disclose by judicial or administrative process or, as advised by its counsel, by other requirements of law or the applicable rules of any securities exchange.

          SECTION 7.6 Retention of Records. For a period of six (6) years following the Public Offering Date, each of Torchmark and the Company shall retain all Information relating to the other as of the Public Offering Date, except as otherwise required by law or set forth in an

Ancillary Agreement or except to the extent that such Information is in the public domain or in the possession of the other party.

                                 ARTICLE VIII
                    RELATIONSHIP FOLLOWING PUBLIC OFFERING

          SECTION 8.1 Ancillary Agreements. Torchmark and the Company agree to, as soon as practicable following the execution of this Agreement, execute and deliver the following agreements which agreements will become effective as of the Public Offering Date (the "Ancillary Agreements"):

     (a)  Tax Disaffiliation Agreement, attached hereto as Exhibit D;

     (b)  Investment Services Agreement, attached hereto as Exhibit E;
     (c) Amendment No. 1 to the General Agent Contract, attached hereto as Exhibit F;
     (d) Amendment No. 1 to Independent Agent Contract, attached hereto as Exhibit G;
     (e)  Amendment to Distribution Contract, attached hereto as Exhibit H;
     (f)  Amendment to Principal Underwriting Agreement, attached hereto as
          Exhibit I;

     (g)  Services Agreement, attached hereto as Exhibit J;

     (h)  Administrative Services Agreement, attached hereto as Exhibit
          K;

     (i)  Reciprocity Agreement, attached hereto as Exhibit L; and

     (j)  Management Contract, attached hereto as Exhibit M.

          SECTION 8.2 Cancellation of Agreements. Torchmark and the Company agree, on their own behalf and on behalf of the other members of their respective Group, that each and every agreement, arrangement, commitment or understanding, whether or not in writing, by or among any such parties except this Agreement, the agreements specifically identified in this Article VIII, and the agreements set forth on Exhibit N, shall be canceled and of no further effect as of the Public Offering Date. Each party shall, at the reasonable request of the other party, take, or cause to be taken, such other actions as may be necessary to effect the foregoing. Notwithstanding the foregoing, neither party shall be relieved from any obligations or liabilities accruing prior to the Public Officering Date by any member of the Company Group or any member of the Torchmark Group, as the case may be, which obligations or liabilities shall be paid or satisfied consistent with past practices.

          SECTION 8.3  Use of Name.

          (a) As soon as practicable following the Public Offering Date, Torchmark shall take all action necessary to change the name of Waddell & Reed Asset Management Company to a name bearing no similarity to "Waddell & Reed".

          (b) The Company shall take all necessary action to ensure that the members of the Company Group, and Torchmark shall take all necessary action to ensure that the members of the Torchmark Group, shall take all reasonable diligent action to discontinue the use of any existing printed material or any signage implicitly or explicitly showing any current affiliation or connection between Torchmark and the Company or any member of their respective Groups as promptly after the Distribution Date as practicable. After the Distribution Date, neither party shall permit any member of its respective Group, to represent to third parties that it has a present business affiliation with the other party or its affiliates other than for ongoing contractual relationships.

          SECTION 8.4  Insurance.

          (a) All insurance coverage provided by Torchmark or any other member of the Torchmark Group to any member of the Company Group insuring the properties, employees, assets or operations of any member of the Company Group and all insurance coverage provided by the Company or any other member of the Company Group to any member of the Torchmark Group, insuring the properties, employees, assets or operations of any member of the Torchmark Group, in each case, as identified on Exhibit O, shall continue in full force and effect until the earlier of the renewal date of the respective policy as set forth on Exhibit O, or the Distribution Date (the "Coverage Expiration Date"). The Company shall or shall cause the other members of the Company Group (as the case may be) to, reimburse Torchmark or other members of the Torchmark Group (as the case may be), and Torchmark shall or shall cause the other members of the Torchmark Group (as the case may be) to, reimburse the Company or other members of the Company Group (as the case may be), the portion of the premiums for such coverage in accordance with the past practices established by Torchmark and the Company related to the period of such coverage through the Coverage Expiration Date. The Company shall be responsible for obtaining insurance coverage for itself and the other members of the Company Group, at the Company's expense, and Torchmark shall be responsible for obtaining insurance coverage for itself and the other members of the Torchmark Group, at Torchmark's expense, from and after the Coverage Expiration Date of the respective policy.

          (b) Torchmark and the Company agree that each party (the "Insured Party") shall have the right to present claims to the other party (the "Insuring Party") or the other party's insurers under all policies of insurance identified on Exhibit N for insured incidents occurring prior to the Coverage Expiration Date of the relevant policy. The parties acknowledge that any such policies written on a "claims made" rather than an "occurrence" basis will not provide coverage for incidents occurring prior to the Coverage Expiration Date of the relevant policy but which are first reported after the Coverage Expiration Date of the relevant policy. With respect to any insured Losses prior to the Coverage Expiration Date of the relevant policy (i) the Insuring Party shall pay promptly over to the Insured Party, any Insurance Proceeds it receives on account of such Losses; and (ii) the Insured Party shall promptly reimburse the Insuring Party for all costs, expenses or payments made by the Insuring Party in good faith and consistent with past practice on or after the Coverage Expiration Date of the relevant policy on account of such Losses (including any self-insured retention), with such costs, expenses or payments allocated on a basis consistent with that utilized by the parties as of the date hereof.

          SECTION 8.5  Employee Benefits.

          (a) Torchmark and the Company agree to establish stock option conversion programs as described in this Section 8.5(a) to become effective on the date the Spin-Off occurs. Outstanding options to purchase shares of common stock of Torchmark (the "Torchmark Options") granted by Torchmark to officers, directors, and employees of Torchmark and its affiliates, including the Company, under various Torchmark stock compensation plans (the "Torchmark Plans") will be adjusted (the "Adjusted Torchmark Options") and the Company will provide for the issuance of options (the "Conversion Options") to purchase Class A Common Stock to the holders of outstanding Torchmark Options (except for options granted December 24, 1997). The Company and Torchmark agree to then provide (i) holders of Torchmark Options that are employees of the Company an election to receive either solely Conversion Options or a combination of Conversion Options and Adjusted Torchmark Options in a ratio that is reflective of the pro rata distribution of Class A Common Stock to Torchmark stockholders in the Spin-Off and (ii) holders of Torchmark Options who are employees of Torchmark an election to receive either solely Adjusted Torchmark Options or a combination of Conversion Options and Adjusted Torchmark Options in a ratio that is reflective of the pro rata distribution of Class A Common Stock to Torchmark stockholders in the Spin-Off. The number of options that the option holder will be entitled to receive and respective exercise prices will be determined so that (i) the ratio of the exercise price of each of the Conversion Options and the Adjusted Torchmark Options to the market value of their respective underlying common stock will not be less than the ratio of the exercise price of Torchmark Options to the underlying market value of the Torchmark common stock immediately prior to the Spin-Off and (ii) the aggregate intrinsic value of the Conversion Options and Adjusted Torchmark Options (the difference between the aggregate exercise price and aggregate market value of the underlying stock) will not exceed the aggregate intrinsic value inherent in Torchmark Options immediately prior to the Spin-Off. All other terms and conditions of the options issued in the conversions described above will be the same as the original options. Notwithstanding the foregoing, if either Torchmark or the Company determines that because of legal, accounting, tax, and/or regulatory rules or requirements applicable to options, stock appreciation rights or restricted stock in any jurisdiction, compliance with any of its obligations under this Section 8.5(a) with respect to options, stock appreciation rights or restricted stock held by or to be issued to any individual would be impossible, illegal, impracticable or unreasonably expensive, it shall so notify the other party, and Torchmark and the Company shall use their best efforts to agree to appropriate alternative arrangements.

          (b) Until the date the Spin-Off occurs, Torchmark agrees to cause Liberty to continue to provide insurance to the employees of members of the Company Group at a discount and the Company agrees to continue to provide certain net asset value accounts without certain charges to employees of members of Torchmark Group, in each case, consistent with past practice.

          SECTION 8.6 Unclaimed Stock. The Company agrees to provide to Torchmark any claim or notice of claim for payment for shares of non-voting stock of the Company converted into cash as a result of the merger of the Company and a wholly owned subsidiary of Torchmark on October 1, 1993 and Torchmark agrees to pay any amounts legally owing to such claimants prior to the date their claim escheats to any state.

                                  ARTICLE IX
                              DISPUTE RESOLUTION

          SECTION 9.1 Negotiation. Any dispute, controversy or claim arising out of or relating to this Agreement or the Tax Disaffiliation Agreement, attached hereto as Exhibit D, other than those disputes governed by Section 7.1 of the Tax Disaffiliation Agreement, or the breach, termination or invalidity hereof or thereof (a "Dispute") shall be settled by the procedures provided in this Article IX. Either party may send the other party written notice identifying the matter in Dispute and invoking the procedures in this Article
IX. Within ten (10) days of such written notice, the parties shall meet to negotiate in good faith a resolution of the Dispute.

          SECTION 9.2 Arbitration. Any Dispute which cannot be resolved pursuant to Section 9.1 within fifteen (15) days of the written request provided pursuant to Section 9.1, will be settled by binding arbitration in accordance with Title 9 of the United States Code (the Federal Arbitration Act) and the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). A party may initiate arbitration by sending written notice of its intention to arbitrate to the other party and to the AAA office located in Chicago, Illinois. Such written notice will contain a description of the Dispute and remedy sought. Each party shall select one arbitrator, and such arbitrators, jointly, shall select another arbitrator. If either party fails to appoint an arbitrator or the two arbitrators fail to agree on the third arbitrator, either party may request that the AAA appoint such arbitrator. The place of the arbitration will be Chicago, Illinois. The law of the State of Delaware shall govern the arbitration. The award rendered by the arbitrators shall be conclusive and binding upon the parties and judgment on the award may be entered in any court of competent jurisdiction. The parties intend that this agreement to arbitrate by irrevocable.

          SECTION 9.3    Injunctive Relief.  Notwithstanding anything in this
Article IX, in advance of the institution of any arbitration proceeding, but in aid thereof, an application may be filed for order or orders to be entered by any court of competent jurisdiction (i) invoking the jurisdiction of the court over the controversy in rem, by attachment, garnishment, sequestration, or (ii) seeking to restrain or enjoin the destruction of the subject matter of the controversy or any essential part thereof, or the destruction or alteration of books, records, documents, or evidence needed for the arbitration proceeding. No such judicial proceeding by a party shall be deemed a waiver of the party's right to arbitrate.

          SECTION 9.4 Consolidation of Disputes. The arbitrators, in their discretion, may consolidate two or more arbitrations or Disputes between the parties into one arbitration, or terminate any such consolidation and/or establish other arbitration proceedings for different Disputes that may arise in any one arbitration. Notwithstanding the foregoing, the arbitrators shall consolidate arbitrations and/or Disputes, if they determine that it would be more efficient to consolidate such arbitrations and/or Disputes than to continue them separately and (i) there are matters of fact or law that are common to the arbitrations and/or Disputes to be consolidated, (ii) there are related payment and performance obligations considered in the arbitrations and/or Disputes to be consolidated, or (iii) there is a danger of inconsistent awards.

                                   ARTICLE X
                                 MISCELLANEOUS

          SECTION 10.1 Survival. All representations, covenants and agreements contained or provided for herein shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the party benefiting from any such covenant or agreement and shall survive the Public Offering Date and the Distribution Date.

          SECTION 10.2 Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, or when sent by telex or telecopier (without receipt confirmed), provided a copy is also sent by certified mail, postage prepaid and return receipt requested, addressed as follows (or to such other address as a party may designate by notice to the other):

               If to the Company:

               Waddell & Reed Financial, Inc.
               6300 Lamar Avenue
               Overland Park, Kansas  66202
               Attn: General Counsel

               If to Torchmark:

               Torchmark Corporation
               2001 Third Avenue South
               Birmingham, Alabama 35203
               Attn: General Counsel

          SECTION 10.3 Governing Law. This Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of Delaware, without regard to the conflicts of law principles thereof.

          SECTION 10.4 Headings. The Article and Section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning of interpretation of this Agreement.

          SECTION 10.5 Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties hereto and supersedes all prior agreements and understandings, written or oral, between the parties.

          SECTION 10.6 Amendment and Modification. The parties may, by written agreement, (i) extend the time for the performance of any of the obligations or other acts of the parties hereto, (ii) waive any inaccuracies in any document delivered pursuant to this Agreement, and (iii) waive compliance with or modify, amend or supplement any of the agreements contained in this Agreement or waive or modify performance of any of the obligations of any of the parties hereto. This Agreement may not be amended or modified except by an instrument in writing duly signed on behalf of the parties hereto.

          SECTION 10.7 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assignable by any party hereto without the prior written consent of the other party. No purchaser (or transferee or assignee) of Shares from Torchmark shall have any rights or obligations under this Agreement.

          SECTION 10.8 Severability. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remaining provisions of this Agreement shall be unaffected and shall continue in full force and effect.

          SECTION 10.9 Waiver. No failure by any party to take any action or assert any right hereunder shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right, unless expressly waived in writing as contemplated by the terms of
Section 10.6 hereof.

          SECTION 10.10 Termination. Notwithstanding any provision hereof, this Agreement may be terminated and the Public Offering and/or the Spin-Off abandoned at any time prior to the Public Offering Date by Torchmark in its sole discretion without the approval of the Company. This Agreement may be terminated by either party if the Spin-Off does not occur on or before March 31, 1999. In the event this Agreement is terminated on or after the Public Offering Date, only the provisions of Article IV will terminate and the other provisions of this Agreement or any agreement or document contemplated by this Agreement or otherwise shall remain in full force and effect.

          SECTION 10.11 Limitation of Liability. Neither Torchmark nor the Company shall be liable to the other for any special, indirect, incidental or consequential damages of the other arising in connection with this Agreement.

          SECTION 10.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                    TORCHMARK CORPORATION



                                    By: ________________________________________

                                    Title: _____________________________________


                                    WADDELL & REED FINANCIAL, INC.



                                    By: ________________________________________

                                    Title: _____________________________________

                                   EXHIBIT A

                         CERTIFICATE OF INCORPORATION

                              EXHIBIT A - Page 1

                                   EXHIBIT B

                                    BYLAWS

                              EXHIBIT B - Page 1

                                   EXHIBIT C

                              BOARD OF DIRECTORS

                              EXHIBIT C - Page 1

                                   EXHIBIT D

                         TAX DISAFFILIATION AGREEMENT

                              EXHIBIT D - Page 1

                                   EXHIBIT E

                         INVESTMENT SERVICES AGREEMENT

                              EXHIBIT E - Page 1

                                   EXHIBIT F

                   AMENDMENT NO. 1 TO GENERAL AGENT CONTRACT

                              EXHIBIT F - Page 1

                                   EXHIBIT G

                 AMENDMENT NO. 1 TO INDEPENDENT AGENT CONTRACT

                              EXHIBIT G - Page 1

                                   EXHIBIT H

                      AMENDMENT TO DISTRIBUTION AGREEMENT

                              EXHIBIT H - Page 1

                                   EXHIBIT I

                 AMENDMENT TO PRINCIPAL UNDERWRITING AGREEMENT

                              EXHIBIT I - Page 1

                                   EXHIBIT J

                               SERVICES AGREEMENT

                              EXHIBIT J - Page 1

                                   EXHIBIT K

                       ADMINISTRATIVE SERVICES AGREEMENT

                              EXHIBIT K - Page 1

                                 EXHIBIT L

                     RECIPROCITY MANAGEMENT AGREEMENT

                              EXHIBIT L - Page 1

                                   EXHIBIT M

                              MANAGEMENT CONTRACT

                              EXHIBIT M - Page 1

                                 EXHIBIT N

                             CONTINUING AGREEMENTS

1. Tax Sharing Agreement dated August 29, 1990, effective as of January 1, 1989, by and among Torchmark and each of the corporations listed on Exhibit A thereto, to the extent provided in the Tax Disaffiliation Agreement, between Torchmark and the Company.

2. Wholesale Agreement, dated _____, by and among, LifeUSA, United Investors Life Insurance Company and Waddell & Reed, Inc.


                              EXHIBIT N - Page 1

                                 EXHIBIT O


                                   INSURANCE

I.  Policies provided by Torchmark or other members of the Torchmark Group.


           Policy                                       Renewal Date
           ------                                       ------------




II.  Policies provided by the Company or other members of the Company Group.


           Policy                                       Renewal Date
           ------                                       ------------

                              EXHIBIT O - Page 1